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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                              JLM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



              DELAWARE                                     06-1163710
(State of incorporation or organization)       (IRS Employer Identification No.)


     8675 HIDDEN RIVER PARKWAY
         TAMPA, FLORIDA                                      33637
(Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g)of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

             On May 27, 1997, JLM Industries, Inc. (the "Company") filed a Registration Statement on Form S-1 (File No. 333-27843) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as the same may be amended from time to time, the "Form S-1 Registration Statement") covering the registration under the Act of shares of the Company's Common Stock, par value $.01 per share, the class of securities covered by this Registration Statement. The information required to be furnished in response to this Item is set forth in the prospectus which is included as part of the Form S-1 Registration Statement under the heading "Description of Capital Stock," which information is by this reference incorporated into this Registration Statement.

ITEM 2.      EXHIBITS

          2.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

          2.2 Form of Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

          2.3 Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

          2.4 Form of Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

          2.5  Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

          2.6 Amended and Restated Credit Agreement among JLM Industries, Inc., JLM Marketing, Inc., JLM Terminals, Inc., JLM International Inc., Olefins Marketing, Inc., John L. Macdonald and State Street Bank and Trust Company, as amended (incorporated by reference to Exhibit 10.19 to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-27843)).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 10, 1997               JLM INDUSTRIES, INC.


                                   By:/s/ Michael J. Molina
                                      -----------------------------------------
                                      Michael J. Molina, Vice President -- Tax
                                      and Audit